EXCHANGE LISTED FUND TRUST
SHAREHOLDER VOTING RESULTS

A Special Meeting of Shareholders of the Fund was held on June 12, 2015. At the Special Meeting, shareholders of record of the Fund as of the close of business on March 27, 2015 approved a new investment advisory agreement between Exchange Listed Funds Trust, on behalf of the Fund, and Exchange Traded Concepts, LLC, the Funds investment adviser. With respect to the Fund the motion was approved with the following voting results:

For
NO. OF SHARES
1,140,210

% OF OUTSTANDING SHARES
67.07%

% OF SHARES VOTED
99.81%


Against
NO. OF SHARES
100

% OF OUTSTANDING SHARES
0.01%

% OF SHARES VOTED
0.01%


Abstain
NO. OF SHARES
2,064

% OF OUTSTANDING SHARES
0.12%

% OF SHARES VOTED
0.18%

Total
% OF OUTSTANDING SHARES
1,142,374

% OF SHARES VOTED
67.20%

% OF SHARES VOTED
100.00%


A Special Meeting of Shareholders of the Fund was held on June 12, 2015. At the Special Meeting, shareholders of record of the Fund as of the close of business on March 27, 2015 approved a new investment sub-advisory agreement between the Adviser and Horizons ETFs Management (USA) LLC. With respect to the Fund the motion was approved with the following voting results:

For
NO. OF SHARES
1,140,210

% OF OUTSTANDING SHARES
67.07%

% OF SHARES VOTED
99.81%


Against
NO. OF SHARES
100

% OF OUTSTANDING SHARES
0.01%

% OF SHARES VOTE
0.01%


Abstain
NO. OF SHARES
2,064

% OF OUTSTANDING SHARES
0.12%

% OF SHARES VOTED
0.18%


Total
NO. OF SHARES
1,142,374

% OF OUTSTANDING SHARES
67.20%

% OF SHARES VOTED
100.00%


A Special Meeting of Shareholders of the Fund was held on June 12, 2015. At the Special Meeting, shareholders of record of the Fund as of the close of business on March 27, 2015 approved a manager of managers arrangement to grant the Fund and the Adviser greater flexibility to change sub-advisory arrangements without shareholder approval, subject to prior approval by the Board of Trustees. With respect to the Fund the motion was approved with the following voting results:

For
NO. OF SHARES
1,139,075

% OF OUTSTANDING SHARES
67.00%

% OF SHARES VOTED
99.71%


Against
NO. OF SHARES
1,235

% OF OUTSTANDING SHARES
0.07%

% OF SHARES VOTED
0.11%


Abstain
NO. OF SHARES
2,064

% OF OUTSTANDING SHARES
0.12%

% OF SHARES VOTED
0.18%


Total
NO. OF SHARES
1,142,374

% OF OUTSTANDING SHARES
67.19%

% OF SHARES VOTED
100.00%


A Special Meeting of Shareholders of the Fund was held on June 12, 2015. At the Special Meeting, shareholders of record of all series of the Trust, including the Fund, as of the close of business on March 27, 2015 approved the election of Timothy J. Jacoby as a Trustee of the Trust. With respect to the Fund the motion was approved with the following voting results:


For
NO. OF SHARES
1,512,750

% OF OUTSTANDING SHARES
88.99%

% OF SHARES VOTED
99.77%


Withhold
NO. OF SHARES
3,445

% OF OUTSTANDING SHARES
0.20%

% OF SHARES VOTED
0.23%


Total
NO. OF SHARES
1,516,195

% OF OUTSTANDING SHARES
89.19%

% OF SHARES VOTED
100.00%